UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CITY OFFICE REIT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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1075 West Georgia Street, Suite 2010

Vancouver, BC V6E 3C9

March 22, 2016

Dear Fellow Stockholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of City Office REIT, Inc. (the “Company” or “CIO”). The Annual Meeting will be held at 9:00 a.m. Pacific Daylight Savings Time on May 4, 2016 at the Erickson Room off the lobby of the Company’s Corporate Office at 1075 West Georgia Street, Vancouver, BC V6E 3C9. Details of the business to be presented at the Annual Meeting can be found in the accompanying Notice of 2016 Annual Meeting of Stockholders and Proxy Statement.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while setting a great precedent for our Company by keeping the costs down and reducing the environmental impact of our Annual Meeting. On or about March 22, 2016, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2015, how to vote over the Internet or how to request and return a proxy card by mail. Stockholders may request to receive a paper copy of the proxy materials and will subsequently be mailed the Proxy Statement, an Annual Report on Form 10-K for the year ended December 31, 2015 and a proxy card.

Whether or not you plan to attend the Annual Meeting, your vote is important and we encourage you to vote promptly.

You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained in the Proxy Statement and on the proxy card.

On behalf of the Board of Directors, we thank you for your ongoing support and investment in our Company.

Sincerely,

James Farrar
Chief Executive Officer and Director

1075 West Georgia Street, Suite 2010

Vancouver, BC V6E 3C9

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m. (Pacific Daylight Savings Time) on May 4, 2016

PLACE	1075 West Georgia Street, Erickson Room, Vancouver, BC V6E 3C9

ITEMS OF BUSINESS

1)      The election of six directors nominated by our Board of Directors, each to serve until the 2017 Annual Meeting and until their successors are elected and qualify;

2)      To ratify the appointment of KPMG LLP as the independent registered public accounting firm for CIO for the fiscal year ending December 31, 2016; and

3)      To transact such other business as may properly be brought before the Annual Meeting and any adjournment, postponement or continuation thereof.

RECORD DATE	In order to vote, you must have been a stockholder of record at the close of business on March 8, 2016 (the “Record Date”). A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at the offices of CIO at 1075 West Georgia Street, Suite 2010, Vancouver, BC, V6E 3C9. The stock transfer books will not be closed.

ADMISSION TO MEETING	Only CIO’s stockholders of record as of the close of business on the Record Date and beneficial owners who hold a legal proxy from the record owner, each as of the close of business on the Record Date, and invited guests, may attend the Annual Meeting. Proof of ownership of our common stock, along with personal identification (such as a driver’s license or passport), must be presented in order to be admitted to the meeting. For further information on admission, please refer to the question entitled “What do I need to do to attend the meeting in person?” on page 3 of the Proxy Statement which follows this notice.

PROXY VOTING	We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of the following ways:

1)      VISIT THE WEBSITE noted on your proxy card or the Notice of Internet Availability of Proxy Materials to vote via the Internet;

2)      If you receive a printed copy of the proxy materials by mail, USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this is a free call in the U.S.); or

3)      If you receive a printed copy of the proxy materials by mail, MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the envelope provided, which requires no additional postage if mailed in the U.S.

Any proxy may be revoked by you at any time prior to its exercise at the meeting.

By Order of the Board of Directors,

Anthony Maretic
Chief Financial Officer, Secretary and Treasurer

March 22, 2016

i

1075 West Georgia Street, Suite 2010

Vancouver, BC V6E 3C9

2016 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

City Office REIT, Inc. is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”). We will hold the Annual Meeting at the Erickson Room off the lobby of the Company’s Corporate Office at 1075 West Georgia Street, Vancouver, BC V6E 3C9, on Wednesday, May 4, 2016 at 9:00 a.m. Pacific Daylight Savings Time, and any postponements, continuations or adjournments thereof. We are providing this Proxy Statement and the enclosed proxy card to our stockholders commencing on or about March 22, 2016.

Important Notice Regarding Availability of Proxy Materials for Stockholder Meeting to be held on May 4, 2016: The proxy materials, namely: (i) The Notice of Annual Meeting of Stockholders; (ii) the Proxy Statement; and (iii) the Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Annual Report”) are available online at http://www.astproxyportal.com/ast/18940/.

Unless the context suggests otherwise, references in this Proxy Statement to “City Office,” “CIO,” “Company,” “we,” “us” and “our” are to City Office REIT, Inc., a Maryland corporation, together with its consolidated subsidiaries, including City Office REIT Operating Partnership, L.P., a Maryland limited partnership of which we are the sole general partner and through which we conduct substantially all of our business (our “Operating Partnership”). “Our Advisor” refers to our former external advisor, City Office Real Estate Management Inc. “Second City” refers to Second City Capital Partners II, Limited Partnership. “Second City GP” refers to Second City General Partner II, Limited Partnership. “Gibralt” refers to Gibralt US, Inc. “GCC Amberglen” refers to GCC Amberglen Investments Limited Partnership. “CIO OP” refers to CIO OP Limited Partnership. “CIO REIT” refers to CIO REIT Stock Limited Partnership and CIO REIT Stock GP Limited Partnership. The “Second City Group” refers to Second City, any future real estate funds created by the principals of Second City, Second City GP, Gibralt, GCC Amberglen, CIO OP, CIO REIT and Daniel Rapaport.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:

•	Election of six directors nominated by our Board of Directors (our “Board of Directors”) and listed in this Proxy Statement to serve until the 2017 Annual Meeting and until their successors are elected and qualify;

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016; and

•	Such other business as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.

We completed our initial public offering (our “IPO”) in April 2014, and we qualify as an “emerging growth company” as defined in Section 3(a)(80) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, under Schedule 14A of the Exchange Act, we are exempt from the requirement to include in this Proxy Statement stockholder advisory votes on certain executive compensation matters, such as “say on pay” and “say on frequency” and we qualify for certain scaled executive compensation requirements applicable to emerging growth companies.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. Unless requested, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and our 2015 Annual Report over the Internet at http://www.astproxyportal.com/ast/18940/. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet, or how you can request a full set of proxy materials, including a proxy card to return by mail. If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 8, 2016, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of, and vote at, the Annual Meeting.

If you hold your shares through a bank, broker or other nominee and intend to vote in person at the Annual Meeting, you will need to provide a legal proxy from your bank, broker or other holder of record.

What are the voting rights of stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.

How many shares are outstanding?

At the close of business on March 8, 2016, the Record Date, 12,982,290 shares of common stock were issued and outstanding. Unvested shares of restricted common stock are not entitled to vote at the Annual Meeting.

What constitutes a quorum?

Stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to be cast must be present at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. Withheld votes, abstentions and broker non-votes count for purposes of determining whether a quorum is present.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC (“AST”), our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

If you are a “street name” holder, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares in person; however, in order to vote your shares in person, you must provide us with a legal proxy from your bank, broker or other stockholder of record.

How do I vote?

If you are a registered stockholder, meaning that your shares are registered in your name, you have four voting options. You may vote:

•	over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials or proxy card you received (if you have access to the Internet, we encourage you to vote in this manner);

•	by telephone using the number noted on the proxy card you received (if you received a proxy card);

•	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid, preaddressed envelope enclosed therewith; or

•	by attending the Annual Meeting and voting in person.

Please carefully follow the directions in the Notice of Internet Availability of Proxy Materials or proxy card you received. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Savings Time, on May 3, 2016. Proxies submitted by mail must be received by the Company by 5:00 p.m. Pacific Daylight Savings Time, on May 3, 2016.

Can I vote my shares in person at the meeting?

If you are a “stockholder of record,” you may vote your shares in person at the meeting, If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

What do I need to do to attend the meeting in person?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting in person. If you wish to attend the Annual Meeting and vote in person, you may contact our Investor Relations at (604) 806-3366. Only stockholders who owned our common stock as of the close of business on March 8, 2016 are entitled to attend the meeting.

•	If your shares are registered in your name and you owned our common stock as of the close of business on March 8, 2016, you only need to provide some form of government-issued photo identification for admission.

•	If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of our common stock on March 8, 2016.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

It means that you have multiple accounts with our transfer agent and/or with a broker, bank or other nominee. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials or proxy card you received. Please vote all of the shares you own.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•	by sending a written notice of revocation to our Secretary at 1075 West Georgia Street, Suite 2010, Vancouver, BC V6E 3C9 so it is received prior to the meeting, stating that you revoke your proxy;

•	by signing a later-dated proxy card and submitting it so it is received prior to the meeting in accordance with the instructions included in the proxy card(s); or

•	by attending the meeting and voting your shares in person.

How may I vote for each proposal?

Proposal 1 —	You may vote for each individual nominee or withhold from each individual nominee.

Proposal 2 —	You may vote for, against or abstain from voting to ratify the appointment of KPMG LLP as our independent registered public accountants for 2016.

What are the Board of Director’s recommendations on how I should vote my shares?

Proposal 1 —	For all of the nominees for election as director.

Proposal 2 —	For the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for 2016.

Assuming a quorum is present at the Annual Meeting, what vote is required to approve each item?

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
1	Election of directors	Each director will be elected by a plurality of the votes cast. This means that the six nominees receiving the greatest number of “FOR” votes will be elected as directors, even if the number of votes received is less than a majority of the votes present at the Annual Meeting.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

2	Ratification of appointment of independent auditors	A majority of the votes cast.	Abstentions and any broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our Charter.

What if I authorize a proxy without specifying a choice on any given matter at the Annual Meeting?

If you are a stockholder of record as of the Record Date and you authorize a proxy (whether by Internet, telephone or mail) without specifying a choice on any given matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board of Director’s recommendation on that matter. If you are a stockholder of record as of the Record Date and you fail to authorize a proxy or vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

What if I hold my shares through a broker, bank or other nominee?

If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (the “NYSE”), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. A “broker non-vote” results when a broker, bank or other nominee properly executes and returns a proxy but indicates that the nominee is not voting with respect to a particular matter because the nominee has not received voting instructions from the beneficial owner. A broker non-vote is not considered a vote cast on a proposal; however, shares for which a properly-executed broker non-vote is delivered will be counted as present for purposes of determining whether a quorum is present.

If you hold your shares in a brokerage account, then, under NYSE rules, with respect to Proposal No. 1 (Election of Directors), your broker, bank or other nominee is not entitled to vote your shares on this matter if no instructions are received from you provided a quorum is otherwise present, broker non-votes will have no effect on the election of directors. With respect to Proposal No. 2 (Ratification of Independent Auditors), your broker is entitled to vote your shares on this matter if no instructions are received from you.

Because an abstention is not a vote cast, if you instruct your proxy or broker to “abstain” on any matter, it will have no effect on the vote on any of the matters to be considered at the Annual Meeting. However, your shares will still be counted as present for purposes of determining whether a quorum is present.

What if I return my proxy card but do not provide voting instructions?

If you return a signed proxy card but do not provide voting instructions, your shares will be voted as follows:

Proposal 1 —	For all of the nominees for election as director.

Proposal 2 —	For the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for 2016.

What happens if additional matters are presented at the Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

Is a list of stockholders available?

The names of stockholders of record entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting. Additionally, this list can be viewed between the hours of 9:00 a.m. and 5:00 p.m., Pacific Daylight Savings Time, at our principal executive offices at 1075 West Georgia Street, Suite 2010, Vancouver, BC V6E 3C9. Please contact our Secretary to make arrangements.

Who will count the votes?

A representative of AST will act as the inspector of election and will tabulate votes.

Who pays the cost of this proxy solicitation?

We will pay the cost of preparing, assembling and mailing the proxy materials. We expect to pay AST and Broadridge Financial Services, Inc. approximately $20,000 in the aggregate for services rendered, including passively soliciting proxies, reviewing of proxy materials, disseminating of brokers’ search cards, distributing proxy materials, operating online and phone voting systems, receiving executed proxies and tabulation of results. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so.

How do I submit a stockholder proposal for inclusion in the proxy materials for next year’s annual meeting, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2017 Annual Meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices by November 23, 2016. All proposals must contain the information specified in, and otherwise comply with, our Amended and Restated Bylaws (our “Bylaws”). Proposals should be sent via registered, certified or express mail to: 1075 West Georgia Street, Suite 2010, Vancouver, BC V6E 3C9, Attention: Anthony Maretic, Chief Financial Officer, Secretary and Treasurer.

If I share my residence with another stockholder, how many copies of the 2015 Annual Report and Proxy Statement should I receive?

We are sending only a single set of the 2015 Annual Report and Proxy Statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC. This practice reduces the volume of duplicate information received at your household and helps us to reduce costs. Each stockholder will continue to receive a separate proxy card or voting instructions card. We will deliver promptly, upon written request or oral request, a separate copy of the 2015 Annual Report or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the documents were previously delivered. If you received a single set of these documents for your household for this year, but you would prefer to receive your own copy, you may direct requests for separate copies in the future to the following address: City Office REIT, Inc., c/o American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219; (800) 937-5449. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.

What if I consent to have one set of materials mailed now but change my mind later?

You may withdraw your householding consent at any time by contacting AST at the address and phone number provided above. We will begin sending separate copies of stockholders communications to you within 30 days of receipt of your instructions.

The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?

When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting AST at the address and phone number provided above.

Other Information

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is available at www.sec.gov, and if you received a printed copy of this Proxy Statement, accompanies this Proxy Statement. However, the Annual Report forms no part of the material for the solicitation of proxies.

The Annual Report on Form 10-K for the fiscal year ended December 31, 2015 may also be accessed through our website at http://www.cityofficereit.com by clicking on the “Investor Relations” link, followed by the

“SEC Filings” link. At the written request of any stockholder who owns our common stock as of the close of business on the Record Date, we will provide, without charge, paper copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 by following the instructions on the Notice of Internet Availability of Proxy Materials or by mailing a written request to:

City Office REIT, Inc.

1075 West Georgia Street, Suite 2010

Vancouver, BC V6E 3C9

Attention: Secretary

PROPOSAL NO. 1. ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors, provided that there shall never be less than the minimum number required by Maryland law, nor more than 15. The Board of Directors has fixed the number of directors at six. All directors are elected for a term of one year and until their successors are elected and qualify. The Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, has nominated John McLernon, James Farrar, Samuel Belzberg, William Flatt, Mark Murski and Stephen Shraiberg, for election at the annual meeting for a term to expire at the annual meeting of stockholders in 2017 and until their successors are elected and qualify. Our Bylaws and the Partnership Agreement for our Operating Partnership currently allow the Second City Group to designate one individual for nomination for election to our Board of Directors. The Second City Group has designated Samuel Belzberg as such nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal No. 1. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Nominating and Corporate Governance Committee may recommend. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Nominees for Election

Information is set forth below regarding the principal occupation of each nominee.

Name	Age	Position(s)
John McLernon	75	Independent Director and Chairman of the Board of Directors
James Farrar	40	Chief Executive Officer and Director
Samuel Belzberg	87	Director
William Flatt	41	Independent Director
Mark Murski	40	Independent Director
Stephen Shraiberg	69	Independent Director

John McLernon

Mr. McLernon, age 75, has served as one of our independent directors and the Chairman of our Board of Directors since our IPO in April 2014. He has been president of McLernon Consultants Ltd. since November 2004. From 1977 to 2004, he was chairman and chief executive officer of Macaulay Nicolls Maitland and Co. and its successor, Colliers International, a global real estate services company. Mr. McLernon started his career with Canadian Pacific Railway Limited in 1964 before joining its property development arm, Marathon Realty Company Limited, in Vancouver. In 1977, he became president and chief executive officer of Macaulay Nicolls Maitland and Co., a Vancouver real estate brokerage company, and in 1985 was instrumental in the employee purchase of the company and the formation of Colliers International. Over the past two decades, Mr. McLernon has guided Colliers International through steady business growth, successfully completing approximately 30 mergers, acquisitions and startups in the Americas, Asia Pacific and Europe. Mr. McLernon is honorary chair of Colliers International, is chair of A&W Revenue Royalties Income Fund and Village Farms International Inc. and sits on the boards of the Mark Anthony Group, Inc. and Canadian Urban Ltd. He is past chair of British Columbia Railway Company and the British Columbia Lottery Corporation. Mr. McLernon is

founding chair of Streetohome Foundation, the Vancouver coalition to end homelessness. He also serves as an independent advisor to the investment committee of Second City Capital Partners II, Limited Partnership, an entity indirectly controlled by Mr. Belzberg and with which James Farrar and Gregory Tylee are affiliated. Mr. McLernon brings to the Board of Directors extensive experience as an executive at a public company, which enables him to make significant contributions to the deliberations of the Board of Directors, especially in relation to operations, financings and strategic planning. Mr. McLernon has a bachelor of arts degree from McGill University.

James Farrar

Mr. Farrar, age 40, is our chief executive officer and has been a member of our Board of Directors since our IPO in April 2014. He joined Second City in October 2009 as a Managing Director. From August 2003, prior to joining Second City, Mr. Farrar served as the Vice President of Ken Fowler Enterprises Limited, a family office with a diversified portfolio concentrated primarily in the real estate and hospitality sectors. At Ken Fowler Enterprises Limited, Mr. Farrar was responsible for leading acquisitions, divestitures and portfolio management. Prior to this, Mr. Farrar was an investment professional with TD Capital, the private equity unit of TD Bank. Mr. Farrar has extensive experience in acquisitions and divestitures with a combined enterprise value in excess of $1.5 billion and has completed over $1.0 billion of financing transactions. Mr. Farrar received a bachelor’s degree in business administration from Wilfrid Laurier University and is a chartered accountant, a chartered business valuator and a CFA charterholder. Mr. Farrar brings to our Board of Directors extensive executive management experience gained over 15 years of involvement in the private equity, real estate and corporate finance industries.

Samuel Belzberg

Mr. Belzberg, age 87, has been a member of our Board of Directors since our IPO in April 2014. Mr. Belzberg has been the Chairman of Second City Capital Partners, a multi-fund private equity firm that invests in real estate and conventional private equity, since 2004 and is the president of Gibralt Capital Corp., Mr. Belzberg’s family office holding company since 1995. Mr. Belzberg founded First City Financial in the 1970s, built the company into a multi-billion dollar financial services organization with offices located across North America and Europe and founded a real estate company in the 1990s which at its peak operated 26 real estate projects throughout the United States and was ultimately sold to the Blackstone Group. In addition, Mr. Belzberg has been active in various real estate markets in the United States. Mr. Belzberg serves on boards of directors of several private companies and is involved with numerous charities. Mr. Belzberg has a bachelor’s degree in commerce and business administration from the University of Alberta. Mr. Belzberg brings to our Board of Directors extensive executive and acquisition experience in the office real estate industry gained over 48 years of managing, leasing, acquiring and financing office buildings.

William Flatt

Mr. Flatt, age 41, has served as one of our independent directors since our IPO in April 2014. He has served as executive vice president and chief operating officer of Telos Group LLC since April 2013, an office landlord representation and marketing firm in Chicago with nearly 22 million square feet under representation. He is a founder and principal with Oxbow Ventures, LLC, a private equity venture capital and advisory firm that was formed in February 2012. From 1996 to 2011, Mr. Flatt worked for Parkway Properties, Inc., a NYSE listed real estate investment trust specializing in office properties. He began his career at Parkway as a property manager and leasing agent and quickly advanced to the position of asset manager. He also served as vice president of investor relations. From 2005 to 2011, he served as executive vice president in the positions of chief financial officer as well as secretary and later chief operating officer. He serves on the board of trustees of Millsaps College. Mr. Flatt has served as an adjunct professor in economics at Millsaps College and as a guest lecturer at the University of Texas McCombs School of Business. From 1998 to 2001, he served on the board of directors of The People’s Bank, a community bank in Jackson, Mississippi. In 2011, Mr. Flatt was appointed by Governor

Haley Barbour of Mississippi to a commission studying the state’s public employee pension system. He has served as vice chairman of the Mississippi Council on Economic Education and is a current member of the Realty Club of Chicago. Mr. Flatt brings to the Board of Directors extensive executive and acquisition experience in the office real estate industry gained over 18 years of managing, leasing, acquiring and financing office buildings. Mr. Flatt has a bachelor of arts in economics from Millsaps College and a master’s degree in business administration from University of Chicago Booth School of Business.

Mark Murski

Mr. Murski, age 40, has served as one of our independent directors since our IPO in April 2014. He is currently a managing partner with Brookfield Infrastructure Group and COO for the Americas. Previously he was a managing partner with Brookfield Financial Corp., a global investment bank since December 2010, and has over 15 years of investment banking and private equity experience. Mr. Murski was made a partner in Brookfield Financial Corp. in 2006, became a managing partner in December 2010 and assumed the position of chief operating officer in December 2012. Mr. Murski is responsible for originating and executing mergers and acquisitions, debt and equity capital markets transactions and conducts general corporate finance advisory for Brookfield Financial Corp. While at Brookfield Financial Corp., Mr. Murski has worked on numerous public and private mergers and acquisitions transactions, involving real estate clients such as Dundee International REIT, Summit Industrial Income REIT, Realex Properties Corporation, InStorage REIT, Overland Realty Inc., Lone Star, Gazit America Inc. and Atlas Cold Storage. Mr. Murski previously worked in Brookfield Asset Management Inc.’s merchant banking group, prior to which he worked at Ernst & Young LLP. He previously served for seven years on the board of the Greater Toronto Chapter of NAIOP having resigned in January 2015, and was a founding director of Trisura Guarantee Insurance Company. Mr. Murski brings to the Board of Directors extensive executive management experience as well as acquisition and transaction experience with a wide range of real estate clients. Mr. Murski is a CPA, a CFA charterholder and a graduate of the Richard Ivey School of Business.

Stephen Shraiberg

Mr. Shraiberg, age 69, has served as one of our independent directors since our IPO in April 2015. He has been the president of Urban Property Management, Inc. since 1971, which is engaged in developing and managing all types of real estate. Mr. Shraiberg is also the major stockholder of Esprit Homes, Ltd., a major Colorado homebuilder since 1989. Mr. Shraiberg has been involved in the development of approximately 20,000 apartment units since 1971. Mr. Shraiberg was a member of the National Association of Housing Management’s National Advisory Council and the Governor’s Task Force on Housing for the State of Colorado. He is currently on the board of directors of Columbine Capital Corp., a non-public bank holding company. He was also the chairman of the board of directors of the Equitable Bank of Littleton and a director of Equitable Bankshares of Colorado, both private companies. Mr. Shraiberg was on the board of directors of Guaranty Bank and Trust and its holding company, Centennial Bank Holdings, Inc., both public companies. Additionally, Mr. Shraiberg has served on the board of trustees of Whittier College, and has been a member of various other non-profit boards over the past several years, including the Salvation Army and the Latin American Educational Foundation. From 2004 until 2006, Mr. Shraiberg was an independent advisor to Second City Capital I, Limited Partnership. Mr. Shraiberg is a limited partner in Second City Capital Partners II, Limited Partnership, an entity indirectly controlled by Mr. Belzberg and with which James Farrar and Gregory Tylee are affiliated. Mr. Shraiberg also served as a member of such limited partnership’s LP advisory committee. Mr. Shraiberg brings to the Board of Directors experience as an executive at a public company, which enables him to make significant contributions to the deliberations of the Board of Directors, especially in relation to operations, financings and strategic planning. Mr. Shraiberg holds a bachelor’s degree in finance from the University of Colorado.

PROPOSAL NO. 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 1, 2016, the Audit Committee approved appointing KPMG LLP to serve as CIO’s independent public accountants for the fiscal year ending December 31, 2016.

We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accountants for our fiscal year ending December 31, 2016. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of CIO. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPOINTMENT OF KPMG LLP TO AUDIT THE FINANCIAL STATEMENTS OF CIO FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Audit Fees

The following table presents the aggregate fees billed by KPMG LLP for each of the services listed below for the year ended December 31, 2015 and December 31, 2014.

	2015	2014
Audit Fees(1)	$345,000	$579,345
Audit-Related Fees(2)	5,000	—
Tax Fees(3)	—	—
All Other Fees(3)	—	—

Total	$350,000	$579,345

(1)	Audit fees consisted of the aggregate fees billed for professional services rendered by KPMG LLP in connection with its audit of our consolidated and combined financial statements, reviews of our quarterly reports on Form 10-Q, audits required in connection with property acquisitions, and certain additional services associated with accessing the capital markets, including reviewing registration statements and the issuance and preparation of comfort letters and consents.
(2)	Audit-related fees consist of fees billed for professional services rendered by KPMG LLP to provide observations on our documentation on internal controls over financial reporting in relation to the Sarbanes-Oxley Act.
(3)	KPMG LLP did not render or charge the Company for any tax fees or other fees not included in audit fees or audit-related fees as disclosed above with respect to 2015 or 2014.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the Audit Committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X are met. All of the audit and audit-related services described above were pre-approved by the Audit Committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. The Audit Committee charter provides guidelines for the pre-approval of independent auditor services, attached as Appendix B to this Proxy Statement. All of the audit and audit-related services described above were completed by full-time, permanent employees of KPMG LLP.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

Except as set forth in this section, all shares of common stock represented by valid proxies received will be voted in accordance with the provisions of the proxy.

INFORMATION ON OUR BOARD OF DIRECTORS, ITS COMMITTEES AND CORPORATE GOVERNANCE

Board of Directors and Committees

Our shares of common stock are listed on the NYSE under the symbol “CIO” and we are subject to the NYSE listing standards. We have adopted corporate governance guidelines and charters for the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors intended to satisfy NYSE listing standards. We have also adopted a code of business conduct and ethics for our directors and officers intended to satisfy NYSE listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our corporate governance guidelines, code of ethics and these charters are available on our website at http://www.cityofficereit.com.

We operate under the direction of our Board of Directors. Our Board of Directors is responsible for the overall management and control of our affairs. Our Board of Directors must approve all investment decisions involving the acquisitions of properties in accordance with our investment guidelines and upon recommendations made by our Management.

We currently have six directors, four of whom our Board of Directors has determined are independent directors under standards established by the SEC and the NYSE. Our independent directors are John McLernon, William Flatt, Mark Murski and Stephen Shraiberg. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

Our Board of Directors has approved our objectives and strategies on investments and borrowing. The directors may establish further written objectives and strategies on investments and borrowings, or modify existing strategies and objectives, and will monitor our administrative procedures, investment operations and performance.

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our Board of Directors is not staggered and is elected annually, and we have opted out of the board classification statute under Title 3, Subtitle 8 of the Maryland General Corporation Law (“MGCL”) and therefore we cannot elect to stagger our Board of Directors in the future without a vote of our stockholders;

•	of the six persons currently who serve on our Board of Directors and are nominated for re-election, four, or 66.7%, have been determined by us to be independent for purposes of the NYSE corporate governance listing standards and Rule 10A-3 under the Exchange Act;

•	we have opted out of the business combination statute, Title 3, Subtitle 6 under the MGCL, and the control share acquisition statute, Title 3, Subtitle 7 under the MGCL; and

•	we do not have a stockholder rights plan (i.e., a “poison pill”).

The Board of Directors held a total of eight meetings during 2015. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The directors who serve on these committees, the current Chairman of these committees and the number of meetings these committees, and the Board of Directors, held during 2015 are set forth below:

Board Member	Audit	Compensation	Nominating	Board
Jamie Farrar				X
Samuel Belzberg				X
John McLernon	X		X	Chairman
William Flatt	Chairman	X		X
Mark Murski	X	Chairman	X	X
Stephen Shraiberg		X	Chairman	X
Number of Meetings	4	1	1	8

During fiscal year 2015, all incumbent directors attended at least 75% of the aggregate of:

•	the total number of meetings of the Board of Directors held during the period for which the director had been a director; and

•	the total number of meetings held by all committees of the Board of Directors on which the director served during the periods that the director served.

Our corporate governance guidelines provide that directors are invited and encouraged to attend our annual meeting of stockholders. Each of our directors attended our 2015 Annual Meeting.

Board of Directors Committees

We currently have a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All of our standing committees consist solely of independent directors, the principal functions of which are briefly described below. Our Board of Directors may from time to time establish other committees to facilitate our management.

Audit Committee

Our Audit Committee consists of William Flatt, Mark Murski and John McLernon, and William Flatt serves as the chair of the Audit Committee. Our Board of Directors has determined that each of these members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. Our Audit Committee is composed only of directors who are independent in compliance with applicable SEC and NYSE rules.

Our Audit Committee, among other matters, oversees: (1) our financial reporting, auditing and internal control activities; (2) the integrity and audits of our financial statements; (3) our compliance with legal and regulatory requirements; (4) the qualifications and independence of our independent auditors; (5) the performance of our internal audit function and independent auditors; and (6) our overall risk exposure and management. Our Audit Committee also has the following duties to:

•	annually review and assess the adequacy of the Audit Committee charter and the performance of the Audit Committee;

•	be responsible for the appointment, retention and termination of our independent auditors and determine the compensation of our independent auditors;

•	review the plans and results of the audit engagement with the independent auditors;

•	evaluate the qualifications, performance and independence of our independent auditors;

•	have sole authority to approve in advance all audit and non-audit services by our independent auditors, the scope and terms thereof and the fees therefor;

•	review the adequacy of our internal accounting controls;

•	meet at least quarterly with our executive officers, internal audit staff and our independent auditors in separate executive sessions; and

•	prepare the Audit Committee report required by the SEC regulations to be included in our annual proxy statement.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. The designation does not impose on them any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board of Directors. Our Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website and is attached as Appendix A to this proxy statement.

Compensation Committee

Our Compensation Committee consists of Mark Murski, Stephen Shraiberg and William Flatt, and Mark Murski serves as the chair of the Compensation Committee. Our Compensation Committee is composed only of directors who are independent in compliance with applicable SEC and NYSE rules.

The Compensation Committee has the sole authority to retain, and terminate, any compensation consultant to assist in the evaluation of employee compensation and to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. The Compensation Committee’s responsibilities include, among other matters:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, if any, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;

•	reviewing and approving the compensation, if any, of all of our other officers;

•	reviewing and approving the compensation of all of our directors;

•	reviewing our executive compensation policies and plans;

•	evaluating the performance of our officers;

•	evaluating the performance of our Advisor prior to the Internalization;

•	overseeing plans and programs related to the compensation of our Advisor, including fees payable to our Advisor pursuant to the Advisory Agreement prior to the Internalization;

•	administering the Equity Incentive Plan and the issuance of any common stock or other equity awards granted to personnel of our Advisor or its affiliates who provide services to us prior to the Internalization and, following the Internalization, with respect to our employees;

•	preparing compensation committee reports; and

•	assisting management in complying with our proxy statement and annual report disclosure requirements.

In fulfilling its responsibilities, the Compensation Committee shall be entitled to delegate any or all of its responsibilities to a sub-committee of the Compensation Committee to the extent consistent with the Company’s charter, bylaws, and applicable law and rules of markets in which the Company’s securities then trade. The Compensation Committee may not delegate (i) its responsibility to evaluate non-executive officer performance and compensation, (ii) its responsibility to review and approve all officers’ employment agreements, executive retirement plans and severance agreements or (iii) for any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, or is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “outside directors.”

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Stephen Shraiberg, Mark Murski and John McLernon, and Stephen Shraiberg serves as the chair of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is composed only of directors who are independent in compliance with NYSE rules. The Nominating and Corporate Governance Committee’s principal duties include identifying individuals qualified to become members of our Board of Directors. The Board of Directors considers the following factors when deciding who to nominate for the Board of Directors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience with relevant social policy concerns;

•	experience as a board member of another publicly held company;

•	ability and willingness to commit adequate time to the Board of Directors and its committee matters;

•	the fit of the individual’s skills with those of the other members of the Board of Directors and potential members of the Board of Directors in the building of a board that is effective, collegial and responsive to the needs of the Company;

•	academic expertise in an area of the Company’s operations;

•	practical and mature business judgment; and

•	the independence of the director candidate.

In addition to the criteria set forth above, the Nominating and Corporate Governance Committee strives to create diversity in perspective, background and experience in the Board as a whole. The Nominating and Corporate Governance Committee’s other principal duties include the following:

•	develop, and recommend to our Board of Directors for its approval, qualifications for director candidates and periodically review these qualifications with our Board of Directors;

•	review the committee structure of our Board of Directors and recommend directors to serve as members or chairs of each committee of our Board of Directors;

•	review and recommend committee slates annually and recommend additional committee members to fill vacancies as needed;

•	develop and recommend to our Board of Directors a set of corporate governance guidelines applicable to us and, at least annually, review such guidelines and recommend changes to our Board of Directors for approval as necessary; and

•	oversee the annual self-evaluations of our Board of Directors and management.

In accordance with the our Bylaws, any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to the Board of Directors if such stockholder complies with the notice procedures set forth in the Bylaws and summarized in “Stockholder Proposals and Nominations” below.

Audit Committee Report

In connection with the preparation and filing of the 2015 Annual Report:

•	The Audit Committee of the Board of Directors of CIO, or the Audit Committee, has reviewed and discussed the audited financial statements to be included in the 2015 Annual Report with CIO’s management and KPMG LLP, the Company’s independent registered public accounting firm;

•	Prior to the commencement of the audit, the Audit Committee discussed with the Company’s management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.

•	The Audit Committee has discussed with CIO’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board, (“PCAOB”), in Rule 3200T;

•	The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP the independence of KPMG LLP and satisfied itself as to KPMG LLP’s independence; and

•	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of CIO that the audited financial statements be included in the annual report.

The Audit Committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), and the Exchange Act, except to the extent CIO specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors:

William Flatt, Chairman

John McLernon

Mark Murski

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Mark Murski, Stephen Shraiberg and William Flatt. No member of the Compensation Committee was at any time after the date of our formation, or currently is, an officer or employee of the Company, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K. None of our executive officers serves, or in the past has served, as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee.

Board Leadership Structure

The Board of Directors believes that it is in the best interests of the Company that the roles of Chief Executive Officer and Chairman of the Board of Directors be separated in order for the individuals to focus on their primary roles. The Company’s Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Company’s Chief Executive Officer, presides over meetings of the full Board of Directors and sets the agenda for Board of Directors meetings.

Role of our Board of Directors in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from the three standing committees, our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk. In addition, the Board of Directors receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Code of Business Conduct and Ethics

Our Board of Directors adopted a code of business conduct and ethics that establishes the standards of ethical conduct applicable to all of our directors, officers, employees, consultants and contractors. The code of ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, compliance with applicable governmental laws, rules and regulations, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, conflicts of interest or other violations. Any waiver of our code of ethics with respect to our chief executive officer, chief financial officer and secretary, chief operating officer and president, or persons performing similar functions may only be authorized by our Nominating and Corporate Governance Committee and will be promptly disclosed as required by law and NYSE regulations and posted on our website. Amendments to the code of ethics must be approved by our Board of Directors and will be promptly disclosed and posted on our website (other than technical, administrative or non-substantive changes). Our code of ethics is publicly available on our website at http://www.cityofficereit.com and in print to any stockholder who requests a copy.

Corporate Governance Guidelines

Our Board of Directors adopted corporate governance guidelines that serve as a flexible framework within which our Board of Directors and its committees will operate. These guidelines cover a number of areas including the size and composition of our Board of Directors, Board of Directors membership criteria and director qualifications, director responsibilities, Board of Directors agenda, roles of the Chairman of the Board of Directors and chief executive officer, meetings of independent directors, committee responsibilities and assignments, Board of Directors member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. Our Nominating and Corporate Governance Committee will review our corporate governance guidelines at least once a year and, if necessary, recommend changes to our Board of Directors. Our Nominating and Corporate Governance Committee intends to recommend changes to our committee charters and corporate policies later in 2016 to reflect necessary updates due to the Internalization. Additionally, our Board of Directors adopted independence standards as part of our corporate governance guidelines.  A copy of our corporate governance guidelines is posted on our website at http://www.cityofficereit.com.

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with the Board of Directors or any of its committees may do so by writing to the Chairman of the Board, Board of Directors of City Office REIT, Inc., c/o Corporate Secretary, 1075 West Georgia Street, Vancouver, BC V6E 3C9. The Corporate Secretary will review all communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board of Directors and its committees are to be forwarded to the Chairman of the Board. Communications that relate to matters that are within the scope of responsibility of one of the Board committees are also to be forwarded to the Chairperson of the appropriate committee. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management Director who wishes to review them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage owned by each person who, to the knowledge of CIO as of March 14, 2016, is the beneficial owner of more than 5% of the outstanding shares of Common Stock. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to options, warrants, rights or conversion privileges are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options, warrants, rights or conversion privileges but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Common Stock	CIO REIT Stock LP(3)	1,618,378		9.7%
Common Stock and Common Units	Samuel Belzberg	2,114,534	(2)	12.7%
Common Units	CIO OP Limited Partnership(3)	3,014,437		18.1%

(1)	Reflects the percentage of total common stock and common units outstanding on a fully diluted basis.
(2)	Mr. Belzberg owns 467,468 shares of common stock and an indirect beneficial ownership in 1,647,066 common units through CIO OP Limited Partnership. Share amounts include shares issuable pursuant to restricted stock units, which have been granted but have not vested under the Plan. Share amount includes his immediate family members.
(3)	Samuel Belzberg indirectly controls this entity and James Farrar and Gregory Tylee are affiliated with such entity.

The following tables set forth the number and percentage owned as of March 14, 2016 by each of our present directors, each of our present named executive officers, as defined in “Executive Officer Compensation” below, and all of our present executive officers (whether or not deemed to be named executive officers) and directors as a group of our shares of common stock.

This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to options, warrants, rights or conversion privileges are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options, warrants, rights or conversion privileges but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Name of Beneficial Owner	Title of Securities	Shares Owned(1)	Percentage of All Shares	Common Units Owned	Percentage of All Shares and Common Units(2)
James Farrar(3),(4)	Common Stock and Common Units	278,180	2.1%	—	1.7%
Gregory Tylee(3),(4)	Common Stock and Common Units	234,607	1.8	—	1.4
Anthony Maretic	Common Stock and Common Units	64,158	0.5	—	0.4
Samuel Belzberg(3)	Common Stock and Common Units	467,468	3.5	1,647,066	12.7
John McLernon(3)	Common Stock and Common Units	9,092	0.07	—	0.05
William Flatt	Common Stock and Common Units	10,592	0.08	—	0.06
Mark Murski	Common Stock and Common Units	4,000	0.03	—	0.02
Stephen Shraiberg(3)	Common Stock and Common Units	67,592	0.5	78,818	0.9
All directors and executive officers as a group (8 persons)	Common Stock and Common Units	1,135,689	8.6%	1,725,884	17.2%

(1)	Share amounts include restricted common stock units, which have been granted but have not vested under the Equity Incentive Plan.
(2)	Based on 13,395,342 shares of common stock outstanding and 3,226,085 common units outstanding, both on a fully diluted basis as of March 14, 2016.
(3)	Share amount includes indirect ownership through family members, trusts, corporations, and/or partnerships.
(4)	Share amount includes shares pledged as security for a personal business loan.

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers, as of the date hereof. Unless otherwise indicated, the business address of all of our directors and executive officers is 1075 West Georgia Street, Suite 2010, Vancouver, British Columbia, Canada V6E 3C9.

Name	Age	Position
James Farrar	40	Chief Executive Officer, Director
Gregory Tylee	44	Chief Operating Officer, President
Anthony Maretic	44	Chief Financial Officer, Secretary and Treasurer

Information is set forth below regarding the background of our executive officers who are not also directors.

Gregory Tylee

Mr. Tylee, age 44, is our chief operating officer and president since our IPO in April 2014. He joined Second City Capital Partners II, Limited Partnership in May 2010 and has been primarily responsible for sourcing, underwriting and acquiring properties throughout the United States. He has been involved in real estate transactions with a combined enterprise value of approximately $1.7 billion over the course of his career. He has deep relationships with real estate operators, lenders and brokers. Mr. Tylee held both the vice president of acquisitions and president roles for Bosa Properties Inc. from May 2008 to October 2012, a prominent real estate development company based in Vancouver, Canada, with over 400 employees. As president, Mr. Tylee was involved in all aspects of Bosa’s decision-making with a primary responsibility for growing the business through new acquisitions. Mr. Tylee received a bachelor’s degree in accounting from Brock University and is a chartered accountant. Mr. Tylee brings to our Board of Directors accounting and finance skills as well as over 20 years of diverse real estate experience that includes acquisitions of various types of income-producing property and high-rise development.

Anthony Maretic

Mr. Maretic, age 44, is our chief financial officer, secretary and treasurer since our IPO in April 2014. He has over 15 years of experience in senior financial and operational roles, of which 10 years were spent within the real estate industry. Prior to joining the Second City Group in May of 2013, Mr. Maretic served as the chief operating officer and chief financial officer of Earls Restaurants Ltd., one of North America’s premier privately held restaurant companies, from 2006 to March of 2013. Mr. Maretic’s experience in the real estate industry includes his role as the chief financial officer for Wilkinson Good Neighbor Communities REIT, a $230 million portfolio of U.S.-based senior living facilities, where he served from December 2005 to October 2006. Mr. Maretic has also held several financial management positions with Bentall Capital Limited Partnership, one of Canada’s premier institutional real estate advisory companies, and its predecessor, Bentall Corporation, which was a $2 billion public real estate company listed on the Toronto Stock Exchange. Mr. Maretic is a chartered accountant and holds a bachelor’s degree in commerce and business administration from the University of British Columbia.

OUR INTERNALIZATION

On November 2, 2015, we and one of our newly-formed subsidiaries (“Buyer Sub”) entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with certain stockholders of City Office Real Estate Management Inc. (formerly our “Advisor”), and two personal holding companies that owned stock of City Office Real Estate Management Inc., pursuant to which Buyer Sub acquired all of the outstanding stock of City Office Real Estate Management Inc. The Internalization (as defined below) closed as of February 1, 2016. Pursuant to the Stock Purchase Agreement, on February 1, 2016 we issued 297,321 shares of our common stock to the sellers, which included our three executive officers and Samuel Belzberg, a member of our Board of Directors. In addition, we agreed to make cash payments to the sellers of up to $3.5 million pursuant to the Stock Purchase Agreement if our fully diluted market capitalization reaches the following thresholds prior to December 31, 2016: $1 million upon achieving a $200 million fully diluted market capitalization, an additional $1 million upon achieving a $225 million fully diluted market capitalization and an additional $1.5 million upon achieving a $250 million fully diluted market capitalization (in each case, including in the calculation of fully diluted market capitalization the value of common units held by parties other than us at a value per unit equal to the market price of our common stock). We refer to this transaction collectively as “Internalization.” Pursuant to the terms of the Stock Purchase Agreement, the $1 million payment was triggered by the Company achieving a $200 million fully diluted market capitalization based on its closing stock price on March 1, 2016. The Company made this cash payment to the sellers in March 2016.

In connection with the closing of the Internalization, one of our subsidiaries entered into an Administrative Services Agreement (the “Administrative Services Agreement”) with entities that manage real estate investment funds affiliated with Second City Capital II Corporation and Second City Real Estate II Corporation (the “Second City funds”). James Farrar, Gregory Tylee and one of our directors, Samuel Belzberg, are officers of the general partners of the Second City funds and own equity interests in the Second City funds. The Administrative Services Agreement has a three year term. Pursuant to the Administrative Services Agreement, one of our subsidiaries provides various administrative services and support to the entities managing the Second City funds. This subsidiary receives annual payments for these services under the Administrative Services Agreement as follows: first 12 months—$1.5 million, second 12 months—$1.125 million and third 12 months—$0.625 million, for a total of $3.25 million over the three-year term. In addition, following the expiration of the three year term of the Administrative Services Agreement, the Company expects to make Messrs. Farrar and Tylee available to assist the Second City funds with respect to certain matters.

Also in connection with the Internalization, City Office Real Estate Management Inc. and an affiliate of one of the Second City Funds entered into a Termination and Mutual Release Agreement with respect to that certain Administration Agreement, dated as of April 21, 2014, entered into by City Office Real Estate Management Inc. and such affiliate of one of the Second City Funds (the “Termination”) at the time of the Company’s initial public offering in April 2014. There were no termination penalties incurred by the Company as a result of the termination.

Grants of Equity Compensation to our Executive Officers

During the year ended December 31, 2015, pursuant to the Advisory Agreement and under our Equity Incentive Plan, we issued 12,038 restricted stock units to Mr. Farrar, 12,038 restricted stock units to Mr. Tylee, 7,200 restricted stock units to Mr. Maretic and 1,328 restricted stock units to Mr. Belzberg. The units vest ratably over three years beginning on the first anniversary of the completion of our IPO, generally subject to such person’s continued service with the Advisor (but vest in full upon an involuntary termination without cause). The restricted stock units carry the right to receive dividends (through a related grant of dividend equivalent rights), which will be reinvested in shares of our common stock and delivered to the applicable executive upon, and subject to, satisfaction of the vesting criteria applicable to the related restricted stock units. In connection with the declaration of dividends of $0.235 on December 15, 2014, $0.235 per share on March 19, 2015, $0.235 per share on June 15, 2015, $0.235 per share on September 15, 2015, and $0.235 per share on December 18,

2015, Mr. Farrar was granted an additional 5,039 restricted stock units, Mr. Tylee was granted an additional 5,039 restricted stock units, Mr. Maretic was granted an additional 1,575 restricted stock units and Mr. Belzberg was granted an additional 13,390 restricted stock units in satisfaction of their dividend equivalent rights granted under our Equity Incentive Plan. As dividends are paid on the Company’s common stock, additional restricted stock units will be issued covering that number of shares of Common Stock with a value equivalent to the total dividends that would be paid on the number of shares underlying the restricted stock units. These additional restricted stock units vest in accordance with the same vesting schedule, and upon the same conditions, as the underlying restricted stock units as to which the dividend equivalent rights were granted with respect to (generally vesting on the first three annual anniversaries of our IPO).

Future awards will be at the discretion of our Compensation Committee. For purposes of the foregoing, the number of total shares will be calculated as if all common units, other than common units held by us, are exchanged for shares of our common stock.

Policies with Respect to Conflicts of Interest

We adopted a code of ethics that prohibits transactions involving conflicts of interest between us on the one hand, and our officers, employees, directors and Advisor on the other hand, except for such transactions that are approved by a majority of our directors (including a majority of our independent directors) in compliance with the code of ethics. A “conflict of interest” arises when the private interest of a person covered by the code interferes in any material respect with our interests or his or her service to us. Waivers of our code of ethics for certain covered persons must be disclosed in accordance with NYSE and SEC requirements. In addition, our Board of Directors is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will always succeed in eliminating the influence of such conflicts. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

We do not have a policy that expressly prohibits our directors, officers, security holders or any of our affiliates from engaging for their own account in business activities of the types conducted by us.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In connection with the declaration of dividends of $0.235 on December 15, 2014, $0.235 per share on March 19, 2015, $0.235 per share on June 15, 2015, $0.235 per share on September 15, 2015, and $0.235 per share on December 18, 2015, Mr. Farrar was granted an additional 5,039 restricted stock units, Mr. Tylee was granted an additional 5,039 restricted stock units, Mr. Maretic was granted an additional 1,575 restricted stock units and Mr. Belzberg was granted an additional 13,390 restricted stock units in satisfaction of their dividend equivalent rights granted under our Equity Incentive Plan. As dividends are paid on the Company’s common stock, additional restricted stock units will be issued covering that number of shares of Common Stock with a value equivalent to the total dividends that would be paid on the number of shares underlying the restricted stock units. These additional restricted stock units vest in accordance with the same vesting schedule, and upon the same conditions, as the underlying restricted stock units as to which the dividend equivalent rights were granted with respect to (generally vesting on the first three annual anniversaries of our IPO).

Also, for so long as the Second City Group and its affiliates collectively own at least 10% or more of our outstanding common stock on a fully-diluted basis (assuming all outstanding common units not owned by us or our subsidiaries are tendered for redemption and exchanged for shares of our common stock, regardless of whether such common units are then eligible for redemption), the Second City Group will have the right from time to time to designate individuals for nomination for election by our stockholders to our Board of Directors as follows:

•	for so long as the Second City Group and its affiliates own 30% or more of our fully diluted outstanding common stock, (i) if the number of directors comprising our entire Board of Directors is six or more, the Second City Group will have the right to designate two nominees and (ii) if the number of directors comprising our entire Board of Directors is five or fewer, the Second City Group will have the right to designate one nominee;

•	for so long as the Second City Group and its affiliates own less than 30% but at least 10% of our fully diluted outstanding common stock, regardless of the number of directors comprising our entire Board of Directors, the Second City Group will have the right to designate one nominee;

•	if the Second City Group and its affiliates own less than 10% of our fully diluted outstanding common stock, the Second City Group will have no right to designate for nomination any individual to serve on our Board of Directors. If, subsequent to the time that Second City Group and its affiliates’ ownership of our fully diluted outstanding common stock falls below 10%, the Second City Group and entities controlled by the Second City Group again own 10% or more of the outstanding shares of our common stock as determined in the same manner as described above, then the Second City Group shall once again be entitled to exercise any designation or other applicable rights of the Second City Group set forth in the partnership agreement;

•	during any period in which the Second City Group and its affiliates own at least 5% of our fully diluted outstanding shares of our common stock as determined in the same manner as described above, the Second City Group will be entitled to identify an individual to attend and observe meetings of our Board of Directors; and

•	notwithstanding the foregoing, during any period in which the Second City Group and its affiliates own less than 5% of our common units, the Second City Group’s designation or other applicable rights under the partnership agreement shall terminate.

Registration Rights

Pursuant to our Stock Purchase Agreement, subject to certain limitations, we must file a registration statement covering the resale of the shares of our common stock issued to the sellers within 180 days of the closing of the Internalization. Pursuant to the Stock Purchase Agreement, we must use our commercially reasonable efforts to cause any such registration statement to become and remain effective as promptly as reasonably practicable after the filing thereof.

Central Fairwinds Earn-Out

As part of our formation transactions and contribution agreement with respect to the Central Fairwinds property, the Company is obligated to make additional payments to Second City (each, a “Fairwinds Earn-Out Payment”) for up to a five year period commencing on the initial IPO date of April 21, 2014. Fairwinds Earn-Out Payments are contingent on the property reaching certain specified occupancy levels through new leases to qualified tenants and exceeding a net operating income threshold, which grows annually. Second City will be entitled to receive a Fairwinds Earn-Out Payment (net of the associated leasing costs and inclusive of leasing commissions and tenant improvements/allowances and free rent) as and when the occupancy of Central Fairwinds reaches each of 70%, 80% and 90% (each, a “ Fairwinds Earn-Out Threshold”) based on the incremental cash flow generated by new leases and a 7.75% stabilized capitalization rate. The Company will make any additional Fairwinds Earn-Out Payment within 30 days of the end of the Fairwinds Earn-Out term based on new qualified leases entered into since the achievement of the last Fairwinds Earn-Out Threshold. Fairwinds Earn-Out Payments will be subject to a claw-back if a qualified tenant defaults in the payment of rent and is not replaced with another qualified tenant.

During the year ended December 31, 2015, the 70% and 80% earn-out occupancy and net operating income thresholds were met. This triggered a payment of approximately $3.2 million which was made on August 6, 2015 and a second payment of approximately $3.8 million which we expect will be made subsequent to year-end in March 2016.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Our named executives and their principal offices during 2015 were:

•	Mr. James Farrar, our chief executive officer (“CEO”);

•	Mr. Gregory Tylee, our chief operating officer (“COO”) and President; and

•	Mr. Anthony Maretic, our chief financial officer (“CFO”), Treasurer and Secretary.

There were no other executive officers of CIO during the fiscal year ended December 31, 2015.

Overview of Compensation Program and Philosophy

We may compensate our named executives, other officers and eligible employees with equity and equity-based awards or other types of awards in accordance with our equity incentive plan (“EIP”) intended to align their interests with the interests of our stockholders. Awards that may be granted under our EIP include unrestricted stock, restricted stock, restricted stock units, deferred stock units, options, stock appreciation rights, performance awards, dividend equivalents, other stock based awards and any other right or interest relating to stock or cash (collectively referred to herein as “awards”). Our Compensation Committee will determine if and when any of our named executives, other officers or individuals affiliated with our Advisor will receive such awards. As discussed below, our Compensation Committee made restricted stock awards to the named executives in March 2016 which related to CIO’s 2015 performance.

2015 Company Performance

In applying our compensation program and philosophy to the named executives in 2015, the Compensation Committee sought to recognize the executive management team’s financial and strategic accomplishments during 2015. During 2015, we acquired five office properties adding a total of 917,000 square feet to its portfolio. As of December 31, 2015, our existing portfolio was 94.8% leased. The Compensation Committee believes that we continue to successfully execute our business objectives and investment strategies. We provide an analysis of our financial and operational performance in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Internalization Employment Agreements

Pursuant to the completion of the Internalization, on February 1, 2016 the Company, through a wholly-owned subsidiary, entered into an employment agreement (collectively, the “Employment Agreements”) with each of James Farrar, the Company’s Chief Executive Officer, Greg Tylee, the Company’s President and Chief Operating Officer, and Anthony Maretic, the Company’s Chief Financial Officer, Secretary and Treasurer.

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved the terms of the Employment Agreements. The Employment Agreements are effective as of February 1, 2016 and are effective until terminated. Pursuant to the terms of the employment agreements, Messrs. Farrar and Tylee each will be paid an initial annual base salary of $295,000 and Mr. Maretic will be paid an initial annual base salary of $160,000. In addition, each of Messrs. Farrar, Tylee and Maretic will be eligible to receive an annual bonus based on the achievement of performance goals that are established by the Company’s Board of Directors or the Compensation Committee. The executives will also continue to be eligible to participate in the Company’s EIP pursuant to which they may be entitled to receive restricted stock units, options or other equity awards as determined by the Compensation Committee.

Equity-Based Compensation

As discussed above, the Compensation Committee may, from time to time pursuant to the EIP, grant our named executives certain equity-based awards. These awards are designed to align the interests of our named executives with those of our stockholders, by allowing our named executives to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements, and are designed to promote the retention of management and to achieve strong performance for the Company. These awards provide a further benefit to us by enabling us to attract, motivate and retain talented individuals. We currently do not have any equity ownership requirements or guidelines for our named executives.

The Compensation Committee also intends to design long-term incentive awards to ensure that our named executives have a continuing stake in our long-term success, that the total compensation realized by our named executives reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a large portion of their total compensation opportunity is earned over a multi-year period and could be forfeitable in the event of termination of their service to us or our affiliates.

REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends. As a result, we believe that our common stockholders are principally interested in receiving attractive risk-adjusted dividends and in the growth of dividends and market capitalization. Accordingly, we want to provide incentives to our named executives that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our named executives with the interests of our stockholders since the value our named executives receive from these awards is largely dependent on the value of our common stock, the potential for appreciation of that value and our capability to pay dividends. Additionally, we believe that equity-based awards are consistent with our stockholders’ interest in market capitalization growth as these individuals will be incentivized to grow our market capitalization for stockholders over time. We believe that this alignment of interests provides an incentive to our named executives to implement strategies that will enhance our overall performance and promote growth in dividends and growth in our market capitalization.

The Compensation Committee does not use a specific formula to calculate the number of equity awards and other rights awarded to our named executives under our EIP. The Compensation Committee does not explicitly set future award levels/opportunities on the basis of what the named executives earned from prior awards. While the Compensation Committee will take past awards (if any) into account, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the Compensation Committee will take into account factors such as our performance, the individual’s position, his or her contribution to our performance, and general market practices of our peers and similarly sized companies. Awards, if any, are to be granted on an annual basis.

On March 3, 2016, the Company entered into restricted stock unit award agreements with its executive officers as listed below. These restricted stock unit award agreements were approved by the Company’s Board of Directors, as recommended by the Compensation Committee, at meetings that occurred on March 2, 2016, where the Compensation Committee recommended and the Board of Directors approved the restricted stock units pursuant to the Company’s 2014 Equity Incentive Plan as indicated in the table below. The awards were made pursuant to restricted stock unit award agreements between the Company and each of its executive officers, subject to vesting over a three-year period. Restricted stock units vest in three equal installments on each of the first three anniversaries of the grant date and shall vest in full upon the termination of employment without Cause (as defined in the form of award agreement). If earned, the restricted stock units will be settled in the form of shares of the Company’s common stock, par value $0.01 per share, pursuant to the Equity Incentive Plan, or if approved by the Compensation Committee, in cash of equivalent value. Restricted stock units do not entitle the recipient the rights of a holder of common stock until shares are issued in settlement of the vested units. As dividends are paid on the Company’s common stock, additional restricted stock units will be issued covering that number of shares of common stock with a value equivalent to the total dividends that would be paid on the number of shares underlying the restricted stock units.

The following table sets forth the executive officers who received the restricted stock unit awards on March 3, 2016:

Recipient	Number of Restricted Stock Units Awarded Pursuant to Restricted Stock Unit Award Agreements
James Farrar—Chief Executive Officer and director	25,000
Gregory Tylee—President and Chief Operating Officer	25,000
Anthony Maretic—Chief Financial Officer, Secretary and Treasurer	15,000

Risk Management and CIO’s Compensation Policies and Procedures

As part of the Board of Director’s role in risk oversight, the Compensation Committee considers the impact of our compensation plans, policies and practices, and the incentives created by the same, on our risk profile. Based on this consideration, the Compensation Committee concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on CIO. Some of the factors the Compensation Committee considered as mitigating the risks of our compensation plans include:

•	The Compensation Committee retains discretion to determine incentive awards based on its consideration of multiple performance factors and does not rely on a purely formulaic approach; and

•	CIO would respond to any executive misconduct in the manner described below under “Potential Impact on Compensation from Executive Misconduct.”

The Effect of Regulatory Requirements on Our Executive Compensation

IRC Section 162(m). Our policy with respect to the deductibility limit of Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in our best interest. We reserve the right to authorize the payment of non-deductible compensation if we deem that it is appropriate to do so under the circumstances, however, we do not currently expect to provide compensation that would exceed such deductibility limit.

IRC Section 409A. Section 409A of the IRC applies to all forms of nonqualified deferred compensation. The Compensation Committee will take Section 409A into account in determining the form and timing of compensation paid to our executives in the event CIO provides any nonqualified deferred compensation.

IRC Sections 280G and 4999. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by CIO in connection with a change in control. The Compensation Committee does not expect to provide any compensation that would be considered an “excess parachute payment.”

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which CIO accounts for grants of equity-based compensation to our employees in our financial statements. The Compensation Committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation” (formerly, FASB Statement 123R), or FASB ASC Topic 718, when determining the form and timing of equity compensation grants to employees, including our named executives. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct. If the Board of Directors determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board of Directors would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the officer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results, including cancellation or forfeiture of equity-based incentive compensation. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

2015 Compensation Decisions

As stated above, the Compensation Committee awarded James Farrar, Gregory Tylee and Anthony Maretic 12,038, 12,038 and 7,200 restricted stock units respectively at the March 2015 meeting. Each of the non-executive directors were awarded 1,328 restricted stock units, respectively. Mr. Farrar and Mr. Tylee were primarily responsible for developing and successfully implementing our business objectives, investment strategies and capital raising efforts in 2015 described above. As our chief financial officer, Mr. Maretic was responsible for our financial reporting and planning and regulatory filings and the primary liaison with our independent public accounting firm and capital raising efforts in 2015.

Executive Officer Compensation

Summary Compensation Table

Prior to the Internalization we did not provide any of our named executive officers with any cash compensation or bonus. Nor did we provide any named executive officer with pension benefits or nonqualified deferred compensation plans. Prior to the Internalization we had not entered into any employment agreements with any person, and are not obligated to make any cash payments upon termination of employment or a change in control of us. The table below summarizes the total compensation paid or awarded to each of our named executive officers, since our IPO, for the fiscal years indicated. This compensation was paid at the direction of our Advisor in satisfaction of certain of our obligations to our Advisor under the Advisory Agreement.

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(2)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total
James Farrar, Chief Executive Officer	2015	—	—	$215,368	—	$215,368
Gregory Tylee, Chief Operating Officer and President	2015	—	—	215,368	—	215,368
Anthony Maretic, Chief Financial Officer and Secretary	2015	—	—	110,688	—	110,688
James Farrar, Chief Executive Officer	2014	—	—	853,471	—	853,471
Gregory Tylee, Chief Operating Officer and President	2014	—	—	853,471	—	853,471
Anthony Maretic, Chief Financial Officer and Secretary	2014	—	—	227,592	—	227,592

(1)	The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of restricted stock awards during the applicable fiscal year under the Company’s long-term incentive plan.
(2)	We were externally managed prior to the Internalization.

Potential Payments Upon Termination or Change in Control as of December 31, 2015

If any of our named executive officers were to have been involuntarily terminated without cause as of December 31, 2015, such named executive would have been entitled to accelerated vesting in full of the unvested portion of the restricted stock units he received in connection with our IPO under the EIP, as well as the unvested portion of the dividend equivalent rights he was granted in 2015.

If the employment of a named executive had terminated as of December 31, 2015 under any other circumstances (i.e., any termination other than an involuntary termination without cause), his unvested restricted stock units, and the unvested portion of the dividend equivalent rights he was granted in 2015, would have been forfeited on the date of such termination.

None of our named executives are entitled to accelerated vesting of any of their unvested restricted stock units or any of the unvested dividend equivalent rights they were granted in 2015, solely on account of a change in control.

Director Compensation

We have approved and implemented a compensation program for our non-employee directors that consists of annual retainer fees and long-term equity awards. As compensation for serving on our Board of Directors, each director who is not employed by our Advisor receives an annual base fee for his or her services of $30,000. In addition, each non-employee director receives a meeting fee of $1,000 for attending each Board of Directors meeting, committee meeting or telephonic meeting to approve investments. The Chairman of the Board of Directors receives an additional annual cash retainer of $15,000, and the chairs of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive an additional annual cash retainer of $5,000.

We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in-person at Board of Directors and committee meetings.

On August 12, 2014, our Board of Directors approved our director share grant program. Pursuant to this program, each director is to be granted a number of restricted stock units, up to 1,500, equal to the number of shares of our common stock that such director purchases on the open market, with Dividend Equivalent Rights (as defined in our EIP). The matching restricted stock units vest ratably over three years and carry the right to receive dividends (through a related grant of dividend equivalent rights), which will be reinvested in shares of our common stock and delivered to the applicable executive upon, and subject to, satisfaction of the vesting criteria applicable to the related restricted stock units. As dividends are paid on the Company’s common stock, additional restricted stock units will be issued covering that number of shares of Common Stock with a value equivalent to the total dividends that would be paid on the number of shares underlying the restricted stock units. Pursuant to this program, each of Mr. McLernon, Mr. Flatt and Mr. Shraiberg has been granted 1,500 restricted stock units.

On March 19, 2015, the Compensation Committee awarded our directors with restricted stock units. The restricted stock units vest ratably over three years and carry the right to receive dividends (through a related grant of dividend equivalent rights), which will be reinvested in shares of our common stock and delivered to the applicable executive upon, and subject to, satisfaction of the vesting criteria applicable to the related restricted stock units. Pursuant to this program, each of Mr. Belzberg, Mr. McLernon, Mr. Flatt and Mr. Shraiberg were granted 1,328 restricted stock units.

We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits or the deferral of compensation.

The following table sets forth information regarding the compensation paid by CIO during 2015 to each of our independent directors – Sam Belzberg and Jamie Farrar were not paid any cash compensation:

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total($)
John McLernon	$58,000	$16,773	$74,773
William Flatt	55,000	16,773	71,773
Stephen Shraiberg	45,000	16,773	61,773
Mark Murski(2)	52,000	—	52,000

	$210,000	$50,319	$260,319

(1)	On March 19, 2015, our compensation committee made the restricted stock unit grant to directors for 1,328 shares each. These awards vest over a three year period. The figures presented do not include the accrual of dividend equivalent rights in conjunction with the declaration of a quarterly dividend of $0.235 per share on each of December 15, 2014, March 19, 2015, June 15, 2015 and September 15, 2015. See “Grants of Equity Compensation to our Executive Officers.”
(2)	Fees earned were paid to Brookfield Asset Management at Mr. Murski’s request.

Equity Compensation Plan Information

The following table sets forth certain information regarding the outstanding equity awards at December 31, 2015.

Name	Option Awards	Number of Unvested Shares or Units That Have Not Vested (#)(2)		Market Value of Shares or Units That Have Not Vested ($)(2)
James Farrar	—	54,535	(1)	$664,236
Gregory Tylee	—	54,535	(1)	664,236
Anthony Maretic	—	18,533	(1)	225,732

(1)	Vests in three equal installments, subject generally to continued employment on the applicable vesting dates.
(2)	Includes shares issuable upon vesting of restricted stock units.

Fees and Expenses Paid to Our Advisor

Prior to the Internalization and pursuant to the terms of the Advisory Agreement, our Advisor was compensated as follows:

•	For the year ended December 31, 2015, our Advisor was paid $1,301,790 for base management fees and $1,722,212 for acquisition fees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish CIO with copies of all such reports.

Based solely on a review of the copies of such reports received by the Company and on written representations from certain reporting persons that no reports were required, or if required, such reports were filed on a timely basis for those persons, the Company believes that all such forms have been filed on a timely basis.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Under the regulations of the SEC, any stockholder desiring to make a proposal to be acted upon at the 2017 annual meeting of stockholders must present such proposal to the Company at its principal office in Vancouver, British Columbia not later than November 23, 2016, in order for the proposal to be considered for inclusion in the Company’s proxy statement. The Company will not consider proposals received after November 23, 2016 for inclusion in the Company’s proxy materials for the Company’s 2017 annual meeting of stockholders.

The Company’s Bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, but not included in the Company’s proxy statement, the stockholder must give timely notice in writing not earlier than 150 days nor later than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced or delayed by more than 30 days, notice must be received not earlier than the 150th day prior to the date of the annual meeting and not later than the close of business on the later of the 120th day prior to the date of the annual meeting or the 10th day following the day on which the Company first publicly announces the date of the annual meeting. As to each matter, the notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and the business proposed to be brought before the annual meeting.

The Company’s Bylaws provide that a stockholder of record, both at the time of the giving of the required notice set forth in this sentence and at the time of the 2017 annual meeting, entitled to vote at the annual meeting may nominate persons for election to the Board of Directors by mailing written notice to the Corporate Secretary of the Company not more than 150 days nor less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be received not earlier than the 150th day prior to the date of the annual meeting and not later than the close of business on the later of the 120th day prior to the date of the annual meeting or the 10th day following the day on which the Company first publicly announces the date of the annual meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and each person whom the stockholder wishes to nominate for election as a Director. The notice must be accompanied by the written consent of each proposed nominee to serve as one of the Company’s directors, if elected.

In addition to our Bylaws, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act, and the rules and regulations thereunder. Our Bylaw provisions do not affect any right of a stockholder to request inclusion of a proposal in, or our right to omit a proposal from, our Proxy Statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, was filed with the SEC on March 4, 2016. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC, exclusive of the exhibits thereto, may be obtained from us, without charge, by a request in writing. We will also furnish any exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to CIO, at our Vancouver address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on March 8, 2016. We will also furnish any exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 upon payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to us at 1075 West Georgia Street, Vancouver, BC V6E 3C9, Attention: Corporate Secretary.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 4, 2016: The proxy materials, namely: (i) the Notice of Annual Meeting of Stockholders; (ii) the Proxy Statement; and (iii) the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available at the following website: http://www.astproxyportal.com/ast/18940/.

By order of the Board of Directors

Anthony Maretic
Chief Financial Officer, Secretary and Treasurer

March 22, 2016

APPENDIX A

CITY OFFICE REIT, INC.

AUDIT COMMITTEE CHARTER

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of City Office REIT, Inc. (the “Company”).

I.	Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements and internal controls over financial reporting; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the performance of the Company’s internal audit function and independent auditor; (v) risk assessment and management; and (iv) the Company’s systems of disclosure, controls, procedures and compliance with ethical standards adopted by the Board. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (“NYSE”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal auditor, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are presented fairly in all material respects and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to reply on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services (collectively, the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Management is also responsible for adequately identifying the material risks of the Company; implementing appropriate risk-management strategies that are responsive to the Company’s risk profile; integrating consideration of risk and risk-management into the decision-making process of the Company; and if necessary, promulgating policies and procedures and ensuring such policies and procedures adequately transmit necessary information with respect to material risks to senior executives of the Company, this Committee and the Board as appropriate.

The Committee, in discharging its oversight role, may conduct or authorize investigations into any matters within the scope of the duties and responsibilities delegated to the Committee and shall have the authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

II.	Membership

The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment, and at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.” The designation or determination by the Board of a person as an “audit committee financial expert” will not impose on such person any greater duties, obligations or liability than would exist in the absence of such a designation or determination.

Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Rule 10A-3 under the Exchange Act. No Committee members may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Compensation and Nominating Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings, so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet periodically with management, the internal auditor and the independent auditor in separate executive sessions.

The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, and any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate.

The Committee has the authority to engage any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Power and Responsibilities

Interaction with the Independent Auditor

A. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

B. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

C. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience, qualifications and performance of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review (A) a report prepared by the independent auditor describing the auditing firm’s internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues, and (B) any other required reports from the independent auditor;

(ii) The Committee shall (A) discuss with the independent auditor its independence from the Company, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and (B) obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with applicable SEC and Public Company Accounting Oversight Board (“PCAOB”) rules and guidance with respect to auditor independence, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor;

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC; and

(iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

Annual Financial Statements and Annual Audit

D. Meetings with Management, the Independent Auditor and the Internal Auditor.

(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (B) the yearly report prepared by management, and attested to by the independent auditor, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s Annual Report on Form 10-K, and any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (C) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (D) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audit financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

E. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls over financial reporting, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

F. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions with management and the independent auditors, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to paragraph IV(C)(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

G. Meetings with Management and the Independent Auditor. The Committee shall review, discuss and approve the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

H. Appointment. The Committee shall review and approve the appointment and replacement of the internal auditor.

I. Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant the Committee’s attention. The Committee shall discuss with the internal auditor any significant findings to management prepared by the internal auditor and any responses from management.

Others Powers and Responsibilities

J. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

K. The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

L. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal auditor.

M. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

N. The Committee shall provide oversight of the enterprise risk management activities of the Company. The Committee shall review and discuss with management, the independent auditor and the internal auditor: (i) any significant risks or exposures of the Company; (ii) the steps management has taken to identify, minimize, monitor or control such risks or exposures; and (iii) the Company’s underlying policies with respect to risk assessment and risk management. The Committee shall also exercise any other powers and carry out any additional policies and procedures with respect to enterprise risk management as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions, or may reserve such functions for the full Board or committee designated by the Board in its sole discretion.

O. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

P. The Committee shall periodically review the adequacy and effectiveness of the Company’s system of internal accounting controls with the management, the independent auditor and the internal auditor.

Q. The Company shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

R. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

S. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the internal auditor or any other matter the Committee determines is necessary or advisable to report to the Board.

T. The Committee shall at least annually perform an evaluation of the performance of the Committee, including a review of the Committee’s compliance with this Charter.

U. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

*    *    *

APPENDIX B

GUIDELINES OF CITY OFFICE REIT, INC. AUDIT COMMITTEE

FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

Appointment and Oversight. The audit committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the audit committee.

Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the audit committee shall pre-approve the engagement. Audit committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the audit committee regarding the Company’s engagement of the independent auditor. The audit committee may delegate to one or more designated members of the audit committee the authority to grant pre-approvals, provided such approvals are presented to the audit committee at a subsequent meeting. If the audit committee elects to establish pre-approval policies and procedures regarding non-audit services, the audit committee must be informed of each non-audit service provided by the independent auditor. Audit committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

Independence of Independent Auditor. The audit committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience, qualifications and performance of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The audit committee shall obtain and review (A) a report prepared by the independent auditor describing the auditing firm’s internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues, and (B) any other required reports from the independent auditor;

(ii) The audit committee shall (A) discuss with the independent auditor its independence from the Company, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and (B) obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with applicable SEC and Public Company Accounting Oversight Board rules and guidance with respect to auditor independence, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor;

(iii) The audit committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC; and

(iv) The audit committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

B-1

0                         ¢

CITY OFFICE REIT, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF CITY OFFICE REIT, INC.

The undersigned hereby appoints James Farrar, Anthony Maretic and Gregory Tylee, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or any of them, to vote all of the shares of common stock of City Office REIT, Inc. (“CIO”) held of record by the undersigned on March 8, 2016 at the Annual Meeting of Stockholders of CIO, to be held at 9:00 A.M., PDT, on Wednesday, May 4, 2016 in CIO’s office located at 1075 West Georgia Street, Erickson Room, Vancouver, BC V6S 3C9 and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof. If you wish to attend the Annual Meeting and vote in person, you may contact CIO’s Investor Relations at (604) 806-3366 for directions. Each of the Proposals in this proxy is proposed by CIO. These Proposals are not related to or conditioned on the approval of other matters.

(Continued and to be signed on the reverse side)

¢ 1.1	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

CITY OFFICE REIT, INC.

May 4, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 4, 2016:

The notice of annual meeting, Proxy Statement

and annual report on Form 10-K for the year ended December 31, 2015 are available at http://www.astproxyportal.com/ast/18940/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢	20630000000000000000 6	050416

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	THE ELECTION OF SIX DIRECTORS, EACH FOR A ONE-YEAR TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2017 AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.						FOR	AGAINST	ABSTAIN
					2.	TO RATIFY THE APPOINTMENT OF KPMG LLP AS CITY OFFICE REIT, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.	☐	☐	☐

NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	〇 〇 〇 〇 〇 〇	John McLernon James Farrar Samuel Belzberg William Flatt Mark Murski Stephen Shraiberg
					3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2016 ANNUAL MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED, “FOR” APPROVAL OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CITY OFFICE REIT, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF STOCKHOLDERS OF

CITY OFFICE REIT, INC.

May 4, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 4, 2016: The notice of annual meeting, Proxy Statement and annual report on Form 10-K for the year ended December 31, 2015 are available at http://www.astproxyportal.com/ast/18940/

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

¢	20630000000000000000 6	050416

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	THE ELECTION OF SIX DIRECTORS, EACH FOR A ONE-YEAR TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2017 AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.						FOR	AGAINST	ABSTAIN
					2.	TO RATIFY THE APPOINTMENT OF KPMG LLP AS CITY OFFICE REIT, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.	☐	☐	☐

NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	〇 〇 〇 〇 〇 〇	John McLernon James Farrar Samuel Belzberg William Flatt Mark Murski Stephen Shraiberg
					3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2016 ANNUAL MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED, “FOR” APPROVAL OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CITY OFFICE REIT, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢